Exhibit 99.1

Matria Healthcare Reports First Quarter Revenue of $81 Million and $0.21 EPS from Continuing Operations Before Share-Based Compensation Expense Of $0.05

          MARIETTA, Ga., April 21 /PRNewswire-FirstCall/ -- Matria Healthcare, Inc. (Nasdaq: MATR) today announced financial results for the first quarter ended March 31, 2006.

          Early in the first quarter of 2006, the Company announced its decision to divest Facet Technologies and Dia Real, its foreign diabetes service operations in Germany.  In accordance with Generally Accepted Accounting Principles (GAAP), because these operations are assets held for sale, their results of operations have been reclassified from continuing operations to discontinued operations for all periods presented, even though the businesses continue to operate.  For all periods presented in this press release, Matria’s continuing operations include the Company’s Health Enhancement segment comprised of its disease management, wellness, productivity enhancement, maternity management and informatics operations.

          Revenues for the first quarter of 2006 were $80.9 million, compared with $39.6 million in the first quarter of 2005.  Effective January 1, 2006, the Company began expensing share-based compensation.  For the first quarter of 2006, operating profits from continuing operations were $12.0 million after share-based compensation expense of $1.5 million, compared with $1.3 million in the 2005 first quarter.  Earnings from continuing operations for the first quarter of 2006 were $3.4 million, or $0.16 per diluted common share, after the share-based compensation expense of $0.05 per diluted common share, compared with $146,000, or $0.01 per diluted common share, in the 2005 first quarter.

          Excluding share-based compensation expense, first quarter of 2006 operating profits from continuing operations were $13.5 million, earnings from continuing operations were $4.5 million, or $0.21 per diluted common share, and earnings before interest, taxes, depreciation and amortization (EBITDA) were $18.0 million.

          The revenues contributed by CorSolutions for the quarter would have been approximately $2.5 million higher, but for the application of the purchase accounting rules.  Like Matria, CorSolutions historically recorded its “at risk” revenues as deferred revenue until it was determined that the applicable performance criteria had been met, at which time the associated deferred revenue was reduced and a corresponding amount included in current revenue.  Under purchase accounting criteria, the $2.5 million reduction in deferred revenue resulting from validation in the first quarter of performance milestones related to prior periods had the effect of reducing goodwill, rather than increasing current period income.  For the full year of 2006, the Company expects to validate a total of up to $5.0 million of performance milestones earned by CorSolutions prior to the beginning of the year.

          Parker H. Petit, Chairman and CEO, said, “We are very pleased with the results we achieved during the first quarter.  We successfully completed the acquisition of CorSolutions, made substantial progress in our integration initiatives and achieved both our revenue and profit expectations for the quarter.  During the quarter, we began to see the impact of our integration initiatives.  In fact, with one quarter of combined operations behind us, we now anticipate substantially greater operating synergies than originally expected.”

          Since the beginning of the year, the Company announced numerous new awards of business.  Included in the announced new business are 22 new employer and health plan disease management accounts and numerous existing health plan accounts collectively adding the Company’s programs to approximately 120 of their Administrative Services Only (ASO) self-insured employer clients.

          “To respond to the requests for a metric to gauge the potential impact of these new awards of business, we have developed a schedule that categorizes these new accounts based on the anticipated annualized revenue impact of each business award.  For clarity of presentation, we will present each newly awarded account in one of three market sectors: healthplans (including their ASO clients), employers that are accessing our services directly, and biopharma companies,” Petit added.

          The following schedule reflects the awards of business that the Company has announced since the start of 2006:

Health Plans		Employers

Anticipated Annualized Incremental Revenues Per New or Existing Account	Number of New or Existing Accounts	Anticipated Annualized Incremental Revenues Per New or Existing Account	Number of New or Existing Accounts

Greater than or equal to $10.0 million		Great than or equal to $3.0 million	1
$9.9 million to $5.0 million		$2.9 million to $1.0 million	2
$4.9 million to $2.5 million		$999,000 to $500,000	3
$2.4 million to $1.0 million	3	$499,000 to $250,000	4
$999,000 to $500,000	3	<$250,000	6
<$500,000	10

          As a result of the CorSolutions acquisition, Matria’s federal net operating loss carryforward (NOL) is expected to increase by over $70 million.  This increased NOL can be used, subject to certain limitations, to offset potential tax liabilities associated with the anticipated sale of Facet Technologies and Dia Real and other operating income.  The Company estimates the present value of the NOL to be in excess of $20 million.

          SECOND QUARTER AND FULL YEAR GUIDANCE

          Matria announced its second quarter 2006 guidance of revenue expectations to be between $82 million and $84 million, and excluding share-based compensation expense, operating profit from continuing operations to range from $14.5 million to $15.5 million, EBITDA from continuing operations to be between $19 million and $20 million, and earnings per diluted common share from continuing operations to be in the range of $0.23 to $0.26.

          The Company also updated its full year 2006 guidance of revenue expectations to be between $360 million and $370 million, and excluding share-based compensation expense, operating profit from continuing operations to range from $75 million to $80 million, EBITDA from continuing operations to be between $93 million and $98 million, and earnings per diluted common share from continuing operations to be in the range of $1.35 to $1.50.

          The Company expects share-based compensation expense to be $0.07 per diluted common share for the second quarter of 2006 and $0.25 to $0.30 for the full year 2006.

          The financial tables included in this release provide supplemental information on the allocation of interest expense between continuing operations and discontinued operations, as well as 2005 earnings by quarter.

          The Company previously announced its intention to divest Facet Technologies and Dia Real.  Despite the fact that a definitive agreement has not been reached with purchasers for either business, significant progress has been made to date.  Discussions with multiple buyers for both businesses are ongoing.  These businesses have traditionally performed very well, and they continue to do so with their first quarter performance meeting the Company’s expectations.

          A listen-only simulcast and replay of Matria Healthcare’s first quarter conference call will be available on-line at the Company’s website at http://www.matria.com or at www.fulldisclosure.com on April 21, 2006, beginning at 9:30 a.m. Eastern time.

          ABOUT MATRIA HEALTHCARE

          Matria Healthcare is a leading provider of comprehensive health enhancement programs to health plans and employers.  Matria manages major chronic diseases and episodic conditions including diabetes, congestive heart failure, coronary artery disease, asthma, chronic obstructive pulmonary disease, high-risk obstetrics, cancer, chronic pain, depression, end-stage renal disease, and obesity; delivers programs that address wellness, healthy living, productivity improvement, and patient advocacy; and provides case management of acute and catastrophic conditions.  Headquartered in Marietta, Georgia, Matria has more than 40 offices in the United States and internationally.  More information about Matria can be found on line at www.matria.com.

          SAFE HARBOR STATEMENT

          This press release contains forward-looking statements.  Such statements include, but are not limited to, the Company’s financial expectations for the second quarter and full year 2006, the impact of the Company’s integration efforts on revenue growth and operating margins in the rest of the year, the annualized revenue impact of new awards of business, the value of the Company’s tax loss carry forward, the prospects for, and expected proceeds from, the sale of the Company’s business units held for sale, and the fact that those businesses continue to perform well, and the Company’s expected interest expense in 2006.  These statements are based on current information and belief and are not guarantees of future performance.  Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include the Company’s inability to achieve its financial expectations for the second quarter and full year of 2006 or any future period, the possibility that continued demand for the Company’s disease management and wellness services will diminish or not continue to grow, failure to convert awards of business into executed contracts, delays or problems in implementation or management of new disease management contracts, failure to expand relationships with pharmaceutical companies or to generate revenues from any such alliances, difficulties in the integration of CorSolutions, lower than expected proceeds from the sale of the Company’s businesses held for sale, interest rate fluctuations, changes in tax laws, developments in the healthcare industry, third-party actions over which Matria does not have control, regulatory requirements applicable to Matria’s business, the Company’s inability to grow profitably through acquisitions and the risk factors detailed from time to time in Matria’s periodic reports and registration statements filed with the Securities and Exchange Commission, including Matria’s Annual Report on Form 10-K for the year ended December 31, 2005.  By making these forward-looking statements, Matria does not undertake to update them in any manner except as may be required by Matria’s disclosure obligations in filings it makes with the Securities and Exchange Commission under the federal securities laws.

Matria Healthcare, Inc.
Unaudited Consolidated Condensed Statements of Operations
(Amounts in thousands, except per share amounts)

	Three Months Ended March 31,

	2006	2005

Revenues	$80,906	$39,623
Cost of revenues	26,271	15,771
Selling and administrative expenses	39,961	21,723
Provision for doubtful accounts	852	831
Amortization of intangible assets	1,786	—
Operating earnings from continuing operations	12,036	1,298
Interest expense, net	(6,193)	(1,007)
Other income, net	105	(46)
Earnings from continuing operations before income taxes	5,948	245
Income tax expense	(2,532)	(99)
Earnings from continuing operations	3,416	146
Earnings from discontinued operations, net of tax	1,507	3,660
Net earnings	$4,923	$3,806
Net earnings per common share:
Basic
Continuing Operations	$0.16	$0.01
Discontinued Operations	0.08	0.23
	$0.24	$0.24
Diluted
Continuing Operations	$0.16	$0.01
Discontinued Operations	0.07	0.21
	$0.23	$0.22
Weighted average shares outstanding:
Basic	20,869	15,943
Diluted	21,661	17,021

Matria Healthcare, Inc.
Unaudited Consolidated Condensed Balance Sheets
(Amounts in thousands)

	March 31, 2006	December 31, 2005

ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$21,325	$23,308
Trade accounts receivable, net	52,013	33,996
Assets held for sale	136,148	132,455
Prepaid expenses and other current assets	8,933	6,588
Deferred income taxes	13,030	8,629
Total current assets	231,449	204,976
Property and equipment, net	37,348	26,430
Intangible assets, net	517,257	76,183
Deferred income taxes	17,406	10,666
Other assets	15,517	4,952
	$818,977	$323,207
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current installments of long-term debt and obligations under capital leases	$175,437	$1,021
Accounts payable, principally trade	9,706	10,702
Liabilities related to assets held for sale and other discontinued operations	34,170	31,042
Unearned revenue	13,950	7,205
Other accrued liabilities	30,676	13,412
Total current liabilities	263,939	63,382
Long-term debt and obligations under capital leases, excluding current installments	281,257	2,099
Other long-term liabilities	13,959	5,788
Total liabilities	559,155	71,269
Shareholders’ equity	259,822	251,938
	$818,977	323,207

Matria Healthcare, Inc.
Unaudited Reconciliation of Non-GAAP Financial Measures
(Amounts in thousands, except per share amounts)

	Three Months Ended March 31,

	2006	2005

Reconciliation of Operating Earnings from Continuing Operations As Reported to Operating Earnings from Continuing Operations As Adjusted
Operating earnings from continuing operations as reported	$12,036	$1,298
Add share-based compensation	1,451	—
Operating earnings from continuing operations as adjusted	$13,487	$1,298
Reconciliation of Earnings from Continuing Operations As Reported to Earnings from Continuing Operations As Adjusted
Earnings from continuing operations as reported	$3,416	$146
Add share-based compensation, net of tax	1,041	—
Earnings from continuing operations as adjusted	$4,457	$146
Reconciliation of Earnings from Continuing Operations to EBITDA from Continuing Operations Excluding Share-Based Compensation
Earnings from continuing operations	$3,416	$146
Interest expense, net	6,193	1,007
Income tax expense	2,532	99
Depreciation and amortization	4,373	1,369
Share-based compensation	1,451	—
EBITDA excluding share-based compensation expense	$17,965	$2,621
Reconciliation of Diluted Earnings Per Common Share from Continuing Operations As Reported to Diluted Earnings Per Common Share from Continuing Operations As Adjusted
Diluted earnings per common share as reported	$0.16	$0.01
Add Share-based compensation, net of tax	0.05	—
Diluted earnings per common share as adjusted	$0.21	$0.01

Matria Healthcare, Inc.
Reconciliation of Non-GAAP Financial Measures for Second Quarter 2006 Outlook
(Amounts in thousands except per share amounts)

Reconciliation of Earnings from Continuing Operations to EBITDA from Continuing Operations Excluding Share-Based Compensation

	Low	High

Earnings from continuing operations	$3,550	$4,180
Share-based compensation	2,150	2,150
Income tax expense	2,700	3,070
Interest expense, net	6,100	6,100
Depreciation and amortization	4,500	4,500
EBITDA excluding share-based compensation expense	$19,000	$20,000

Reconciliation of Operating Profit from Continuing Operations to Operating Profit from Continuing Operations Excluding Share-Based Compensation

	Low	High

Operating profit from continuing operations	$12,350	$13,350
Share-based compensation	2,150	2,150
Operating profit from continuing operations excluding share-based compensation	$14,500	$15,500

Reconciliation of Earnings Per Diluted Share from Continuing Operations to Earnings Per Diluted Share from Continuing Operations Excluding Share-Based Compensation

	Low	High

Earnings per diluted share from continuing operations	$0.16	$0.19
Share based compensation	0.07	0.07
Earnings per diluted share from continuing operations excluding share-based compensation	$0.23	$0.26

Matria Healthcare, Inc.
Reconciliation of Non-GAAP Financial Measures for 2006 Outlook
(Amounts in millions except per share amounts)

Reconciliation of Earnings from Continuing Operations to EBITDA from Continuing Operations Excluding Share-Based Compensation

	Low	High

Earnings from continuing operations	$24	$27
Share-based compensation	10	8
Income tax expense	16	21
Interest expense, net	25	24
Depreciation and amortization	18	18
EBITDA excluding share-based compensation expense	$93	$98

Reconciliation of Operating Profit from Continuing Operations to Operating Profit from Continuing Operations Excluding Share-Based Compensation

	Low	High

Operating profit from continuing operations	$65	$72
Share-based compensation	10	8
Operating profit from continuing operations excluding share-based compensation	$75	$80

Reconciliation of Earnings Per Diluted Share from Continuing Operations to Earnings Per Diluted Share from Continuing Operations Excluding Share-Based Compensation

	Low	High

Earnings per diluted share from continuing operations	$1.05	$1.25
Share based compensation	0.30	0.25
Earnings per diluted share from continuing operations excluding share-based compensation	$1.35	$1.50

2006 Interest Expense - Supplemental Information
(Amounts in millions)

	Rate(2)	Principal Balance(3)	Continuing Operations	Discontinued Operations(4)	Total

First Lien Facility:
Swap-fixed	7.3%	$100	$6.5	$0.0	$6.5
LIBOR Based(1)	7.3%	289	9.4	13.0	22.4
Second Lien Facility:
LIBOR Based(1)	11.8%	65	8.0	0.0	8.0
Total Cash Interest		$454	23.9	13.0	36.9
Amortization of Financing costs		$11.0	1.6	0.9	2.5
Total Interest Expense			$25.5	$13.9	$39.4

(1)	LIBOR plus spread
(2)	For LIBOR loans based on current applicable rate
(3)	Average amounts outstanding prior to any dispositions
(4)	Assumes proceeds of $175 for combined dispositions

Matria Healthcare, Inc.
Unaudited Consolidated Condensed Statements of Operations
(Amounts in thousands, except per share amounts)

	2005

	Q1	Q2	Q3	Q4	YR

Revenues	$39,623	$44,762	$46,266	$48,580	$179,231
Cost of revenues	15,771	18,165	19,089	19,947	72,972
Selling and administrative expenses	21,723	23,760	23,767	25,041	94,291
Provision for doubtful accounts	831	912	878	872	3,493
Amortization of intangible assets	—	40	40	285	365
Operating earnings from continuing operations	1,298	1,885	2,492	2,435	8,110
Interest income (expense), net	(1,007)	(641)	45	14	(1,589)
Other income (expense), net	(46)	27	156	89	226
Earnings from continuing operations before income taxes	245	1,271	2,693	2,538	6,747
Income tax expense	(99)	(515)	(1,091)	(1,028)	(2,733)
Earnings from continuing operations	146	756	1,602	1,510	4,014
Earnings (loss) from discontinued operations, net of tax	3,660	4,318	4,835	(2,864)	9,949
Net earnings (loss)	$3,806	$5,074	$6,437	$(1,354)	$13,963
Net (loss) earnings per common share:
Basic
Continuing Operations	$0.01	$0.04	$0.08	$0.07	$0.21
Discontinued Operations	0.23	0.25	0.23	(0.14)	0.53
	$0.24	$0.29	$0.31	$(0.07)	$0.74
Diluted
Continuing Operations	$0.01	$0.04	$0.07	$0.07	$0.20
Discontinued Operations	0.21	0.23	0.23	(0.13)	0.50
	$0.22	$0.27	$0.30	$(0.06)	$0.70
Weighted average shares outstanding:
Basic	15,943	17,775	20,632	20,752	18,795
Diluted	17,021	18,776	21,728	21,769	19,874

Contact:	Jeffrey L. Hinton
Chief Financial Officer
+1-770-767-4500

SOURCE  Matria Healthcare, Inc.
          -0-                                                  04/21/2006
          /CONTACT:  Jeffrey L. Hinton, Chief Financial Officer of Matria Healthcare, Inc., +1-770-767-4500  /
          /Web site:  http://www.matria.com /
          (MATR)